EXHIBIT 10.2

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                    Series A Senior Units Purchase Agreement

                                 by and between

                       PowerHouse Technologies Group, Inc.

                                       and

                    The Purchaser Listed on Schedule 1 Hereto

                   Dated August 13, 2004, as of April 23, 2004


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                       POWERHOUSE TECHNOLOGIES GROUP, INC.

                    SERIES A SENIOR UNITS PURCHASE AGREEMENT
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      THIS SERIES A SENIOR UNITS PURCHASE AGREEMENT (this "Agreement"), entered into on August 13, 2004, as of April 23, 2004, by and between POWERHOUSE TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and THE PURCHASER LISTED ON SCHEDULE 1 HERETO (the "Purchaser").

1.    Certain Filings.

            Prior to the Closing Date (as herein defined), the Company will have filed with the Secretary of State of the State of Delaware (a) a Certificate of Amendment of the Certificate of Incorporation of the Company in the form of Exhibit A attached hereto (the "Certificate of Amendment") authorizing a fixed number of shares, par value $0.0001 per share, to be designated as preferred stock of the Company (the "Preferred Stock") and (b) an Amended and Restated Certificate of Designations, Preferences and Rights, in the form of Exhibit B attached hereto (the "Amended Series A Senior Certificate"), amending a series of the Preferred Stock designated as "Series A Senior Preferred Stock" (the "Series A Senior Preferred Stock"). The authorized number of shares of Preferred Stock and the number of shares designated as Series A Senior Preferred Stock are set forth in Schedule 2 hereto.

2.    Purchase and Sale of Securities; Closings.

            2.1   Authorization of Senior Preferred Shares and Warrants.

            On the terms and subject to the conditions hereof, the Company has authorized (a) the issuance of Series A Senior Preferred Stock (the "Senior Preferred Shares") for cash as provided in Section 2.2 of this Agreement, (b) the issuance of warrants, each representing the right to purchase one (1) share of common stock (the "Common Stock") of the Company (the "Warrants"), at the exercise price and on the other terms and conditions provided in the Warrant certificate, in the form of Exhibit C attached hereto (the "Warrant Certificate"), and (c) the reservation of shares of Common Stock for issuance upon exercise of the Warrants and upon conversion of the Senior Preferred Shares (the "Reserved Common Shares"). The number of Senior Preferred Shares and Warrants to be issued to Purchaser are set forth in Schedule 1 hereto. The Senior Preferred Shares and Warrants are to be issued in Series A Senior Units, each composed of four (4) Senior Preferred Shares and one (1) Warrant (each a "Unit", and the Senior Preferred Shares and Warrants included therein, securities collectively referred to as the "Securities").

            2.2   Agreement to Purchase and Sell Shares.

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            At the Closing, upon the terms and subject to the conditions hereinafter set forth, the Company will sell to the Purchaser and the Purchaser shall purchase from the Company newly-issued shares of Series A Senior Preferred Stock, at a purchase price of $3.06 per share, for the aggregate purchase price set forth in Schedule 1 hereto (the "Purchase Price"). The Company will also issue to the Purchaser the number of Warrants set forth in Schedule 1 hereto in consideration for the purchase of the Senior Preferred Shares and the Purchaser's agreements set forth herein and in the Registration Rights Agreement, dated as of April 23, 2004 (the "Registration Rights Agreement"), by and between the Company and the purchasers set forth therein, in the form attached hereto as Exhibit D. The Company and the Purchaser mutually agree to allocate 1% of the Purchase Price to the Warrants for purposes of establishing the tax basis of the Warrants under the Internal Revenue Code of 1986, as amended, (the "Code"), and to treat the Warrants under the Code consistent with such agreement.

            2.3   The Closing.

            The closing (the "Closing") hereunder with respect to the Senior Preferred Shares and the Warrants will take place at the offices of Wollmuth Maher & Deutsch LLP, 500 Fifth Avenue, New York, New York 10110, within 15 days after the date of the execution of this Agreement, subject to the prior satisfaction or waiver of all conditions to the Closing set forth in Sections 5 and 6 hereof, or at such other time and place as the Company and the Purchaser may agree. The date on which the Closing occurs is referred as to the "Closing Date."

            2.4   Delivery of Shares.

            At the Closing, the Company shall deliver to the Purchaser (a) stock certificates and (b) Warrant Certificates, in the amounts set forth opposite the Purchaser's name on Schedule A, in each case registered in the name of the Purchaser, or at the direction of the Purchaser, in the name of one of its affiliates, and dated the Closing Date, against receipt by the Company of a certified check payable to the Company, or a wire transfer of immediately available funds, to an account designated by the Company at least two business days prior to the Closing Date, in an aggregate amount equal to the Purchase Price.

            2.5   Delivery of Transaction Documents.

            At the Closing, each party shall deliver to the other duly executed copies of the Registration Rights Agreement and the Security Agreement, by and between the Company and the Purchaser, in the form attached hereto as Exhibit E (the "Security Agreement") and the Company shall also deliver to the Purchaser duly executed copies of the Warrant Certificates.

3.    Representations and Warranties of the Company.

            The Company hereby represents and warrants to the Purchaser as follows:

            3.1   Organization.

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            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and to carry out the transactions contemplated hereby. The Company is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary because of the property owned, leased or operated by it or because of the nature of its businesses as now being conducted, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), operations, prospects, business, assets, liabilities or earnings of the Company. Schedule 3.1(a) sets forth each such jurisdiction in which the Company is qualified as of the date hereof and is being delivered to the Purchaser simultaneously with the execution of this Agreement.

            (b) The Company has, prior to the execution of this Agreement, delivered to Middlebury Capital, LLC ("MC"), the placement agent for the Units and the Securities included therein, true and complete copies of its certificate of incorporation and its by-laws, each as amended to date (collectively, the "Company's Organizational Documents"). Each of the Company's Organizational Documents as so delivered is in full force and effect as of the Closing Date. The stock certificate books and stock transfer ledgers of the Company (which have been made available for inspection by the Purchaser prior to the date hereof) are true and complete. The corporate records and minute books of the Company (which have been made available for inspection by the Purchaser prior to the date hereof) contain all resolutions of the Company's Board of Directors and stockholders and any committee thereof and reflect all material action taken and authorizations made at meetings of the Company's Board of Directors or any committees thereof and at any stockholders' meetings thereof.

            3.2   Capitalization.

            (a) The information set forth in Schedule 3.2(a) hereto is true and accurate as of the date hereof.

            (b) Except pursuant to this Agreement and the Warrant Certificate, and except for Common Stock issuable (x) pursuant to options granted prior to the date of this Agreement and PA Warrants, as set forth in Schedule 3.2 hereto, or (y) pursuant to the Amended Series A Senior Certificate and the Certificate of Designations, Preferences and Rights designating a series of the Preferred Stock as "Series A Junior Preferred Stock" (the "Series A Junior Certificate"), there are no (i) outstanding warrants, options, agreements, convertible securities or other commitments or instruments pursuant to which the Company is or may become obligated to issue or sell any shares of capital stock or other securities of the Company, (ii) preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company pursuant to any provision of law, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is party or otherwise, (iii) obligations (contingent or otherwise) of the Company to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, or (iv) voting trusts, voting agreements, proxies or

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other agreements or instruments with respect to the voting of the Company's
Common Stock or other securities to which the Company is a party, or to the best knowledge of the Company, among or between any persons other than the Company.
Schedule 3.2, as certified by the Chief Executive Officer of the Company, sets forth (x) a true and accurate list of the beneficial and record holders, immediately prior to the Closing (except for the securities to be acquired by Purchaser pursuant to this Agreement), and (y) a pro forma list of the beneficial and record holders as of the Closing (including the securities to be acquired by Purchaser pursuant to this Agreement), of (a) all of the issued and outstanding shares of capital stock of the Company, (b) all outstanding options granted under the Company's Stock Option Plan, and (c) all outstanding options, warrants or other rights to purchase capital stock of the Company.

            (c) Upon the purchase and sale of Senior Preferred Shares to those Purchasers acquiring such shares pursuant to this Agreement, all Purchasers will, in the aggregate, hold at least 36.22% (assuming the minimum offering of $8 million of Senior Preferred Shares) or 51.09% (assuming the maximum offering of $16.5 million of Senior Preferred Shares) of the fully diluted outstanding Common Stock (the "Preferred Ownership Percentage"), assuming for purposes of this Section 3.2(c) the conversion of all securities convertible at any time into shares of Common Stock and the exercise of all options or warrants or other rights to purchase or receive shares of the Common Stock (other than the Warrants), assuming no redemption of shares of Common Stock in the Rescission Offer (as defined in Section 5.11 below). In the event that the purchase price of Senior Preferred Shares sold on the Closing Date is greater than $8 million and less than $16.5 million, the Preferred Ownership Percentage shall be pro-rated accordingly.

            3.3   Subsidiaries.

            Other than as set forth on Schedule 3.3 hereto, the Company has no Subsidiaries (as defined herein) as of the date hereof.

            For the purposes of this Agreement, a "Subsidiary" means with respect to the Company or the Purchaser, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries.

            3.4   Authorization.

            The execution, delivery and performance by the Company of this Agreement, the Warrant Certificate, the Security Agreement and the Registration Rights Agreement (such documents, collectively, the "Transaction Documents") and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company and its stockholders and this Agreement has been, and at the Closing each of the Transaction Documents shall have been, duly executed and delivered by the Company and shall be in full force and effect. This Agreement constitutes, and the Transaction Documents will, upon

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the Closing, constitutes the valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject as to enforcement of (A) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors and (B) equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law. The execution, delivery and performance of each of the Transaction Documents, and compliance with the provisions hereof and thereof by the Company will not (a) violate any law or statute or order, judgment or decree of any court, administrative agency or other governmental body applicable to the Company, any Subsidiary or their respective properties or assets, (b) conflict in any respect with or result in any breach of any of the terms or provisions or constitute (with due notice or lapse of time, or both) a default under the Certificate of Incorporation or By-laws of the Company or any Subsidiary, (c) result in a breach or violation of, or a default under, or acceleration of any obligations pursuant to any note, indenture, mortgage, lease, agreement, contract, understanding, arrangement or instrument ("Contracts") to which the Company or any Subsidiary is a party or by which either of them or any of their respective properties or assets may be bound or affected, (d) except as set forth on Schedule 3.4, result in any change in the rights or obligations of any party under the Contracts, or (e) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any Subsidiary.

            3.5   No Consent or Approval Required.

            Except as provided in Section 1 and as set forth on Schedule 3.5,
(i) no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any Governmental Authority (as defined herein) or third party and (ii) no consents, approvals or waivers are required under any Contracts to which the Company or any Subsidiary is a party for the valid authorization, execution and delivery by the Company of this Agreement or any of the other Transaction Documents or for the performance by the Company of its obligations hereunder or thereunder or the offer, sale or issuance of the Senior Preferred Shares, the Warrants, the Reserved Common Shares or the Reserved Preferred Shares or the consummation of the transactions contemplated hereby or thereby.

            3.6   Authorization of Senior Preferred Shares and Warrants.

            (a) The issuance, sale and delivery of the Senior Preferred Shares have been duly authorized by all requisite corporate action of the Company; and the Senior Preferred Shares will, upon the filings contemplated by Section 1 hereof, be duly authorized and duly reserved for issuance pursuant to this Agreement, and when issued, sold and delivered in accordance with the terms of this Agreement and the Amended Series A Senior Certificate, the Senior Preferred Shares will be validly issued and outstanding, fully paid and nonassessable and will not be subject to preemptive or other similar rights of the stockholders of the Company or others and, except as set forth in this Agreement, will be free and clear of all liens, charges, restrictions, claims and encumbrances.

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            (b) The issuance, sale and delivery of the Warrants have been duly authorized by all requisite corporate action of the Company; and the Warrants will, have been duly authorized and when executed, sold and delivered in accordance with the terms of this Agreement, the Warrants will be duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, and will not be subject to preemptive or other similar rights of the stockholders of the Company or others and, except as set forth in this Agreement and the Amended Series A Senior Certificate, will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed.

            3.7   Authorization of Reserved Common Shares.

            The Reserved Common Shares have been duly authorized and duly reserved for issuance upon conversion or exercise of Senior Preferred Shares and Warrants. When and if issued, sold and delivered in accordance with the terms of the Amended Series A Senior Certificate or the Warrants, as the case may be, the Reserved Common Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to preemptive or other similar rights of the stockholders of the Company or others and, except as set forth in this Agreement, will be free and clear of all liens, charges, restrictions, claims and encumbrances.

            3.8   Assets and Liabilities; Financial Statements; Changes.

            (a) Attached hereto as Schedule 3.8 is a complete and accurate list of (a) all the Company's material assets (including all assets having a value in excess of $25,000 and any and all leases, licenses and other contract rights of the Company, regardless of value), and (b) all of its indebtedness and liabilities of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) in excess of $25,000. Except as set forth on
Schedule 3.8, the Company has good title to, or a valid leasehold interest in, as applicable, all of its assets, free and clear of all liens, charges, restrictions, claims and encumbrances. Except as set forth on Schedule 3.8, the Company does not have any indebtedness or liability of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) which, individually and in the aggregate, is in excess of $50,000.

            (b) Attached hereto as Schedule 3.8 are the balance sheet of the Company and the Subsidiaries as at March 31, 2004, and the related statements(s) of income (loss) and cash flows for the year then ended (collectively, the "Financial Statements"), prepared by the Company and certified by its Chief Executive Officer. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the respective periods covered thereby, and fairly present in all material respects the financial condition of the Company and its Subsidiaries, as at their respective dates, and the results of operations and cash flows of the Company and its Subsidiaries for the respective periods covered thereby.

            (c) Except as set forth on Schedule 3.8 hereto, since March 31, 2004, there has been no material adverse change in the assets, liabilities, financial condition, business, operations or prospects of the Company or any Subsidiary.

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            3.9   Agreements.

            Schedule 3.9 hereto sets forth a true and complete list of all Contracts to which the Company or any Subsidiary is a party or by which it is bound. All such Contracts are valid, binding and in full force and effect, and neither the Company nor, to the best knowledge of Company, any other party thereto, is in breach or violation of, or default under, or is obligated to pay any penalty or liquidated damages as a result of any event that has occurred or is alleged to have occurred, or any omission or alleged omission in, any such contracts in any respect, nor has any event occurred or failed to occur that, with the passing of time or the giving of notice or both, that would result in any such breach, violation, default or obligation. Each such Contract is in substantially the form previously disclosed to MC.

            3.10  Litigation.

            Except as set forth on Schedule 3.10, there are no actions, suits, proceedings or investigations pending nor, to the best knowledge of the Company, threatened against the Company or any Subsidiary by or before any court or governmental agency. The foregoing includes actions pending or, to the best knowledge of the Company, threatened involving the prior employment of any of the Company's or any Subsidiary's respective employees, their use in connection with the Company's or any Subsidiary's respective business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Except as set forth on
Schedule 3.10, there is no lawsuit or claim by the Company pending, or which the Company intends or reasonably expects to initiate, against any other person or entity.

            3.11  Compliance with Laws; Governmental Authorizations.

            (a) The Company and each of its Subsidiaries (i) has at all times since its respective time of organization conducted its respective business and is conducting its respective business in compliance with all Applicable Laws (as defined below), (ii) has, and each of its employees has, all licenses, permits, qualifications, registrations, memberships and authorizations of, and made all truthful and accurate filings with, Governmental Authorities (as defined below) necessary for the conduct of its business as currently conducted (collectively, the "Permits"), and (iii) has at all times made and maintained records relating to its business which comply with Applicable Law and which accurately reflect all transactions in reasonable detail, including without limitation all books, ledgers, files, reports, plans and operating records whether maintained on electronic or magnetic media or otherwise (collectively, the "Records"). The Permits are in full force and effect, and no violations have been recorded in respect of any of the Permits, and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any of the Permits. Schedule 3.11 sets forth a list of each material Permit. (b) Except as set forth in Schedule 3.11, no Governmental Authority has initiated any investigation, inquiry or proceeding into the business or operations of the Company or its

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Subsidiaries or any employees or agents of any of the foregoing and, to the best knowledge of the Company, there is no basis for any such investigation, inquiry or proceeding. There is no unresolved violation or exception by any Governmental Authority, in each case as to which the Company or any Subsidiary has received written notice or which has been specifically identified to it by such Governmental Authority, with respect to any report or statement by any Governmental Authority relating to any examination of any of the Company or its Subsidiaries or any employees of the foregoing and, to the best knowledge of the Company, there is no basis for any such investigation, inquiry or proceeding.

            (c) Each of the Company and its Subsidiaries have in place accounting controls, policies and procedures sufficient to ensure that their transactions are recorded in a manner which permits the preparation of financial statements in accordance with generally accepted accounting principles and applicable regulatory accounting requirements. Each of the Company and the Subsidiaries have, since their respective times of organization, made all filings required to be made by them with any Governmental Authority except where the failure to do so would not, individually or in the aggregate, have a material adverse effect upon the financial condition, business, operations or prospects of the Company.

            (d) All sales and marketing materials used by the Company and the Subsidiaries in the conduct of their respective businesses comply with Applicable Law.

            (e) For the purposes of this Agreement, (i) "Applicable Law" means any and all federal and state statutes, laws, rules, regulations, codes and ordinances of any Governmental Authority (including, without limitation, federal and state securities laws and regulations), in each case as amended and in effect from time to time and (ii) "Governmental Authority" means any federal, national or state government, political subdivision thereof or governmental or regulatory authority, agency, board, bureau, commission, court or self-regulatory organization.

            3.12  Patents, Trademarks, Etc.

            (a) Schedule 3.12 hereto sets forth a list of all Universal Resource Locators ("URLs"), domestic and foreign patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights owned by or registered in the name of the Company or any Subsidiary, or with respect to which the Company or any Subsidiary is a licensor or licensee (and all applications therefor that are in the process of being prepared by or on behalf of the Company or any Subsidiary). The Company and each of its Subsidiaries, owns or possesses adequate licenses or other rights to use all URLs, patents, trademarks, service marks, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know-how (collectively, "Intellectual Property") listed on Schedule 3.12 and all Intellectual Property necessary to the conduct of their respective businesses as presently conducted or proposed to be conducted. No claim is pending and neither the Company nor any Subsidiary has received written notice from any third party to the effect that the operations of the Company or any Subsidiary infringe upon or conflict with the asserted rights of any person under any Intellectual Property, and to the best knowledge of the Company there is no basis for any such claim to be made or notice to be given. No

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claim is pending and neither theCompany nor any Subsidiary has received written notice from any third party to the effect that any such Intellectual Property used under color of ownership or licensed by the Company or any Subsidiary, or which the Company or any Subsidiary uses or otherwise believes it has the right to use is invalid or unenforceable by the Company or any Subsidiary, and there is no basis for any such claim to be made or notice to be given. All technical information developed by and belonging to the Company or any Subsidiary that has not been patented has been kept confidential. Neither the Company nor any Subsidiary has granted or assigned to any other person or entity any right to sell or provide the services offered by the Company or any Subsidiary.

            (b) Except as set forth in Schedule 3.12 attached hereto, the Company has not granted any options, licenses or agreements of any kind relating to Intellectual Property or the marketing or distribution thereof and the Company is not bound by or a party to any options, licenses or agreements of any kind relating to the intellectual property of any other person or entity. The conduct of the business of the Company as presently and proposed to be conducted, does not and will not violate, conflict with or infringe the intellectual property of any other person or entity.

            (c) The Company has been granted or validly assigned licenses with respect to all computer programs, databases and system or user documentation in use on or in connection with any computer of the Company ("Internal Use Software") for such use by means of either (i) individually purchased or otherwise lawfully and validly acquired licenses or (ii) site licenses that were purchased or otherwise lawfully and validly acquired that authorize the use of such Internal Use Software.

            3.13  Employees and Employee Benefits.

            (a) Schedule 3.13 identifies each employee of the Company who has entered into an employment agreement with the Company, and the Company has, prior to the date hereof, made available a copy of each such agreement to the Purchaser. To the best knowledge of the Company, no employee of the Company or any Subsidiary is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any Subsidiary or any other party as a result of the nature of the business presently conducted or proposed to be conducted by the Company or any Subsidiary. Neither the Company nor any Subsidiary has any collective bargaining agreement covering any of its respective employees.

            (b) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefit Plans") are listed on Schedule 3.13. True and complete copies of all Benefit Plans listed on Schedule 3.13, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments thereto have been provided or made available to Purchaser.

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            (c) All employee benefit plans covering Employees (the "Plans"), to the extent subject to ERISA, are in compliance with ERISA. Each Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination letter from the Internal Revenue Service with respect to such qualification and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of the Company threatened, litigation relating to the Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

            (d) Neither the Company nor any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code has ever maintained or contributed to any employee benefit plan subject to Title IV of ERISA. All contributions required to be made under the terms of any Plan have been timely made or have been reflected on the Company's financial statements.

            (e) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Plan.

            (f) Except as set forth on Schedule 3.13, the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of the Company or any of the Subsidiaries to severance pay or (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans.

            3.14  Taxes.

            The Company and each Subsidiary has filed all Tax Returns and paid all Taxes shown thereon to be due, if any, that are required to have been filed on or before the Closing with appropriate Federal, state, foreign, county and local governmental agencies or instrumentalities, except where the failure to do so would not have a material adverse effect upon the business of the Company or any Subsidiary. As of the date hereof, there are not pending or, to the best knowledge of the Company threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the best knowledge of the Company, any unresolved questions or claims concerning the Company's or any Subsidiaries' Tax liability that are reasonably likely to have a material adverse effect on the business of the Company. Attached hereto as
Schedule 3.14 are true and correct copies of the federal and state income Tax Returns filed by the Company and its Subsidiaries for the fiscal year ended March 31, 2004. Neither the Company nor any of its Subsidiaries has any liability with respect to any income, payroll, withholding, franchise or similar Taxes.

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            As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state and local income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

            3.15  Title to Properties.

            Neither the Company nor any Subsidiary owns any real property and all other properties (if any) owned by the Company are owned outright free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances.

            3.16  Registration Rights.

            Except as provided in the Registration Rights Agreement, or as set forth on Schedule 3.16, the Company is not under any contractual obligation to register any of its outstanding securities.

            3.17  Agreements Regarding Confidential Information,  Proprietary
                     Information and Intellectual Property.

            Schedule 3.17 identifies all of the employees of the Company that have executed and delivered an agreement with the Company with respect to non-disclosure, non-competition and assignment of inventions.

            3.18  Securities Offerings.

            (a) Subject to the accuracy of the Purchaser's representations and warranties made in Section 4 hereof to the Company, (i) the offer, sale and issuance of the Senior Preferred Shares to the Purchaser in conformity with the terms of this Agreement, (ii) the offer and issuance of the Warrants to the Purchaser in conformity with the terms of this Agreement and the Warrant Certificate and (iii) the issuance to the Purchaser of the shares of the Reserved Common Shares issuable upon conversion of the Senior Preferred Shares and exercise of the Warrants, each constitute transactions exempt from the registration requirements of Section 5 of the Securities Act by reason of Regulation D under the Securities Act, and the registration or qualification requirements of any applicable state securities or "blue sky" laws.

            (b) With respect to each offering, sale and issuance of securities heretofore made by the Company and its Subsidiaries, each such offering, sale and issuance of securities constituted a transaction exempt from the registration requirements of Section 5 of the Securities Act, and the registration or qualification requirements of any applicable state securities or "blue sky" laws. Each such offering, sale and issuance was undertaken in compliance with all applicable securities laws.

            3.19  Use of Proceeds.

            The Company will utilize the net proceeds from the sale of the Units in accordance with the description thereof under the caption "Use of Proceeds" in the Confidential Private Placement Memorandum, dated April 22, 2004, that relates to the offer and sale of the Units (the "PPM"), including in accordance with the annual budget disclosed to MC.

            3.20  Brokers and Finders.

            Except for Middlebury Capital, LLC (in respect of which the Company will bear all responsibilities for fees and disbursements), no person or entity acting on behalf or under the authority of the Company is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated by this Agreement.

            3.21  Disclosure.

            Neither this Agreement nor any Exhibit or Schedule hereto (when read together), contains an untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Nothing contained in this Section 3.21 shall diminish or derogate from any of the other representations and warranties of the Company contained in this Section 3.

            3.22  No Preemptive Rights.

            None of (i) the Company's issuance of the Senior Preferred Shares,
(ii) the Company's issuance of the Warrants, (iii) the Company's authorization and reservation of the Reserved Common Shares, (iv) the Company's issuance of shares of its Common Stock upon conversion of the Senior Preferred Shares and/or exercise of the Warrants, (v) the execution and delivery of the Warrant Certificate, (vi) the entering into on the part of the Company of any of the Transaction Documents, or (vii) the completion of the transaction contemplated by that certain Confidential Rescission and New Junior A Offering Memorandum that is referred to in the PPM, or any of the other agreements and transactions contemplated herein or therein or otherwise entered into between the Company and the Purchaser in connection herewith or therewith will create or vest any preemptive or other similar rights, or cause any adjustment in the number of securities issuable pursuant to, or the conversion or exercise price of, any outstanding rights, to purchase, acquire or subscribe to shares in the Company or securities convertible into shares of the Company by any of the beneficial holders of shares of the Company or any securities convertible into, or exercisable for, shares of capital stock of the Company.

            3.23  Related Party Transactions.

            Except as set forth on Schedule 3.23, no current or former director, officer, employee or stockholder or member of the Company or any associate or affiliate thereof, or any parent, spouse, child, brother, sister or any other relative with a relationship (by blood, marriage or adoption) of not more remote than first cousin of any of the foregoing (collectively, "Family Members"), is presently, or during the 12-month period ending on the date of this Agreement has been, directly or indirectly (i) a party to any transaction with the Company (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or stockholder or such associate, affiliate or Family Member) or (ii) to the best knowledge of the Company, the direct or indirect owner of an interest in any corporation, firm, association or business organization (other than the ownership of less than two percent of the outstanding capital stock of any publicly traded entity) which is a present (or potential) competitor, lender, broker or customer of the Company, nor does any member of management or any of the respective Family Members receive income from any source other than the Company which relates to the Company's business or should properly accrue to the Company. Schedule 3.23 sets forth a list of all Family Members who are currently employed or who were employed by the Company at any time together with a description of job, title and annual salary and bonus for each such person. The Company does not have any loans outstanding to any employee, officer, director, stockholder, associate or Affiliate of the Company or to any Family Member.

            3.24  Takeover Statutes.

            No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (including Section 203 of the Delaware General Corporation Law, as amended) (each a "Takeover Statute") or any anti-takeover provision in the Company's Certificate of Incorporation and By-laws is, or on either Closing Date will be, applicable to the Company, the Purchaser, the issuance of the Senior Preferred Shares or Warrants or the other transactions contemplated by this Agreement.

            3.25  Security Interests.

            Except as provided in the Security Agreement, or as set forth on
Schedule 3.25, no party other than the Purchaser, and each other person who has entered into an agreement having the same form as this Agreement and being designated therein as a "Purchaser" thereunder, has any form of security interest or other encumbrance on the assets which constitute collateral under the Security Agreement.


            3.26  SEC Documents.

            The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The SEC Documents, as most recently filed, comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were most recently filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4     Representations and Warranties of the Purchaser.

            The Purchaser hereby represents and warrants to the Company as follows:

            4.1   No Consent or Approval Required.

            Except as set forth in Schedule 4.1 attached hereto, no authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person or entity is required for the valid authorization, execution and delivery by the Purchaser of this Agreement or any of the other Transaction Documents.

            4.2   Authorization.

            The execution, delivery and performance by the Purchaser of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Purchaser, and this Agreement has been, and at the Closing each of the Transaction documents shall have been duly executed and delivered by the Purchaser, or by the affiliate of Purchaser that will be the party to such Transaction Document. This Agreement constitutes, and upon the Closing the Transaction Documents will constitute the valid and binding obligations of the Purchaser or its affiliate that is party to such Transaction Document, enforceable in accordance with their respective terms, subject as to enforcement to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors and (B) equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law.

            4.3   Investment Intent.

            The Purchaser is acquiring the Units and the Securities included therein for investment and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or reselling the same or any part thereof.

            4.4   Restricted Securities.

            The Purchaser understands (i) that the Units, Senior Preferred Shares and the Warrants have not been and will not be, and any Reserved Common Shares issued upon conversion of the Senior Preferred Shares or the exercise of the Warrants, will not be, registered under the Securities Act or registered or qualified under any applicable state securities or "blue-sky" laws by reason of their issuance in transactions exempt from the registration requirements of the Securities Act or registration or qualification requirements any applicable state securities or "blue-sky" laws and (ii) that the Senior Preferred Shares and any Reserved Common Shares issuable upon conversion of the Senior Preferred Shares or the Warrants must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or "blue-sky" laws or is exempt from such registration.

            4.5   Accredited Investor.

            The Purchaser is an "accredited investor" (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) and has completed the Investor Questionnaire attached hereto as Exhibit F.

5     Conditions to  Obligations  of the Purchaser at the Closings under this
Agreement.

            The obligation of the Purchaser to consummate the Closing is subject to the satisfaction of the following conditions on or prior to Closing:

            5.1   Corporate Proceedings; Consents; Etc.

            All corporate and/or other proceedings to be taken by the Company, its officers, directors and stockholders and all waivers and consents to be obtained by the Company in connection with the transactions contemplated by this Agreement and the Transaction Documents.

            5.2   Blue Sky Matters.

            All consents, approvals, qualifications and/or registrations required to be obtained or effected under any applicable state securities or "blue-sky" laws in connection with the execution and delivery of the Senior Preferred Shares and the Warrants shall have been obtained or effected.

            5.3   Transaction Documents.

            Each of the Transaction Documents, in the forms attached hereto, shall have been executed and delivered by all of the parties thereto (including the Company), other than the Purchaser.

            5.4   Filings.

            (a) The Certificate of Amendment shall have been duly authorized by the Board of Directors and the stockholders of the Company and filed with the Secretary of State of the State of Delaware.

            (b) The Amended Series A Senior Certificate shall have been duly authorized by the Board of Directors of the Company, duly executed on behalf of the Company and filed with the Secretary of State of the State of Delaware.

            5.5   Regulatory Approvals.

            All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities required for the consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect.

            5.6   Representations, Warranties and Covenants.

            Each representation and warranty of the Company shall be true and correct in all respects as of the Closing Date as if made on and as of each such date (other than representations and warranties that expressly speak only as of a prior date); the Company shall have complied in all material respects with its covenants and agreements to be performed at or prior to the Closing; and the Company shall have delivered to the Purchaser a certificate of the Chief Executive Officer of the Company, in a form previously agreed between the parties, certifying as to the foregoing matters.

            5.7   No Litigation.

            No litigation or other formal proceeding shall have been instituted or threatened seeking to enjoin any of the transactions contemplated hereby or seeking damages in respect thereof, and no injunction or temporary restraining order shall have been issued with respect to any of the transactions contemplated hereby.

            5.8   No Prohibition.

            There is no Applicable Law in effect that prohibits the purchase of the Senior Preferred Shares or the Warrants by the Purchaser or that would otherwise impose a material penalty upon the Purchaser in respect of the purchase of the Senior Preferred Shares and Warrants.

            5.9   Opinion of Counsel.

            The Purchaser shall have received an opinion, dated as of the Closing Date, of Cadwalader, Wickersham & Taft, in substantially the form of Exhibit G.

            5.10  D&O Insurance.

            The Company shall have satisfied Purchaser that it maintains adequate directors and officers insurance with a reputable insurance carrier and such insurance coverage shall be in full force and effect as of the Closing Date.

            5.11  Shareholder Releases.

            Prior to the Closing Date, the Company shall have obtained, and delivered to Purchaser, executed general releases from shareholders holding not less than eighty percent (80%) of the Company's outstanding Common Stock in a form satisfactory to Purchaser in connection with the Company's rescission offer being made contemporaneous with this Agreement to certain current shareholders of the Company's Common Stock and is described in the PPM (the "Rescission Offer").

            5.12  Good Standing Certificates.

            MC shall have received from the Company a good standing certificate from the Company's state of incorporation dated a date not more than two (2) days prior to the Closing Date.

            5.13  Closing of Subsidiary Purchase.

            The Company shall have completed, or simultaneous with the Closing hereunder will complete, its purchase of all the shares of Common Stock of First Person Software, Inc. ("First Person") that the Company does not currently own.

            5.14  Conversion of Notes.

            Each holder of the Company's secured convertible promissory notes (the "Notes") shall have tendered all of its Notes to the Company for conversion to Preferred Stock, pursuant to the terms of the Notes.

6     Conditions  to  Obligations  of  Company  at  the  Closing  under  this
Agreement.

            The obligation of the Company to consummate the Closing is subject to the satisfaction of the following conditions on or prior to such Closing:

            6.1   Corporate Proceedings; Consents; Etc.

            All corporate and/or other proceedings, if any, to be taken by the Purchaser and all waivers and consents to be obtained by the Purchaser in connection with the transactions contemplated hereby shall have been taken or obtained.

            6.2   Blue Sky Matters.

            All consents, approvals, qualifications and/or registrations required to be obtained or effected under any applicable state securities or "blue-sky" laws in connection with the execution and delivery of the Senior Preferred Shares shall have been obtained or effected.

            6.3   Transaction Documents.

            The Transaction Documents, in the forms attached hereto, shall have been executed and delivered by the Purchaser.

            6.4   No Litigation.

            No litigation or other formal proceeding shall have been instituted or threatened seeking to enjoin any of the transactions contemplated hereby or seeking damages in respect thereof, and no injunction or temporary restraining order shall have been issued with respect to any of the transactions contemplated hereby.

            6.5   No Prohibition.

            There is no Applicable Law in effect that prohibits the sale of the Senior Preferred Shares or the Warrants by the Company or that would otherwise impose a material penalty upon the Company in respect of the sale of the Senior Preferred Shares and Warrants.

            6.6   Representations, Warranties and Covenants.

            Each representation and warranty of the Purchaser shall be true and correct in all respects as of the Closing Date, as if made on and as of such date (other than representations and warranties that expressly speak only as of a prior date); Purchaser shall have complied in all material respects with its covenants and agreements to be performed at or prior to the Closing.

            6.7   Payment of the Purchase Price.

            The Purchaser shall have delivered the Purchase Price.

7     Covenants.

            7.1   Nondisclosure and Invention Assignment Agreement.

            (a) The Company shall require each director, officer and employee of the Company, as a condition to the employment of each such person, to execute and deliver a non-disclosure, noncompetition and assignment of inventions agreement in a form reasonably acceptable to the Purchaser.

            (b) The Company shall require each consultant of the Company, as a condition to the engagement of such consultant, to execute and deliver a non-disclosure agreement in a form reasonably acceptable to the Purchaser.

            7.2   Efforts.

            The Company, on the one hand, and the Purchaser, on the other hand, shall use commercially reasonable efforts to effectuate as promptly as practicable those conditions to Closing contained in Sections 5 and 6, respectively, that are within their respective control including obtaining all consents, waivers, approvals and authorizations necessary or advisable from any third party and/or Governmental Authority.

            7.3   Insurance.

            The Company shall maintain adequate professional liability, errors and omissions, general liability, property and casualty and business interruption insurance. The Company shall also use its best efforts to purchase any other type of insurance reasonably requested by the Purchaser. Such insurance policies shall provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective directors, officers and other personnel, properties and assets, and shall be in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards.

            7.4   Public Disclosure of Transactions.

            Neither the Company nor the Purchaser shall, without the prior consent of the other, directly or indirectly issue any public disclosure with respect to this Agreement, the investment by the Purchaser pursuant to this Agreement or the contemplated composition of the Board of Directors of the Company, except as may be required by Applicable Law, in which case the Company or the Purchaser, as the case may be, shall issue any required statement only after consulting with the other and furnishing such disclosure to the other prior to such consultation.

            7.5   Independent Public Accountant.

            The Company shall retain a national public accounting firm reasonably acceptable to the Purchaser to serve as its independent auditor.

            7.6.  Inspection.

            From and after the date hereof, the Company will permit the Purchaser, its nominee, assignee or its representative to visit and inspect any of the properties of the Company, to examine all of its books of account and records, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, managers, partners, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with Purchaser, its nominees, assigns and representatives the finances and affairs of the Company and the Subsidiaries), all at such reasonable times and as often as may be reasonably requested; provided that, the Purchaser reimburses the Company for the reasonable fees and expenses charged by such accountants for their time.

            7.7   Certificates on Conversion and Exercise.

            Upon any conversion by the Purchaser (or then holder of the Preferred Stock) of the Preferred Stock or exercise of the Warrants, in each case, pursuant to the terms thereof, the Company shall issue and deliver to the Purchaser (or holder) within three (3) business days after receiving a properly completed written request for such conversion or exercise (including payment of the applicable exercise price) (i) a certificate reflecting the Common Stock requested by Purchaser and (ii) a new Warrant or Preferred Stock certificate for the remaining Warrant share or shares or Preferred Stock not yet converted (if any).

            7.8   Securities Law Opinion.

            In the event that the Purchaser requests an opinion from Company counsel that a transfer of Preferred Stock, Warrants or Common Stock may be made pursuant to an exemption to the registration requirement under the Securities Act, Company counsel shall respond to such request within seven (7) business days and such response shall include (i) delivery of the requested opinion, (ii) a list of information required by Company counsel from Purchaser necessary to deliver the opinion (in which case the opinion shall be issued to Purchaser within seven (7) days after such information is delivered to Company counsel) or
(iii) an explanation of the reasons Company counsel is unable to render such opinion with respect to Purchaser's Company securities.

            7.9   Penalty for Breach of Certain Covenants.

            In the event that the Company breaches its obligation under the covenants set forth in Section 7.7 or 7.8, the Company agrees to pay Purchaser 3% of the purchase price paid for the Preferred Stock purchased by Purchaser on the Closing Date for each period of 30 business days until the Company cures its breach of Section 7.7 or 7.8. This 3% payment will be in addition to any other remedies Purchaser may have against the Company for breach of this Agreement and will be prorated on a daily basis during the 30 business day period and will be paid to the Purchaser within ten business days following the end of each 30 business day period as to which payment is due hereunder.

8     Indemnification; Survival.

            8.1   Indemnification by the Company.

            The Company hereby agrees to indemnify and hold harmless the Purchaser and its affiliates, directors, officers, employees and other agents and representatives (collectively, the "Purchaser Indemnified Parties") from and against any and all liabilities, judgments, claims, settlements, losses, damages (including any diminution in value of its investment in the Company), reasonable fees (including attorneys' and other experts' fees and disbursements), liens, taxes, penalties, obligations and expenses (collectively, "Losses") incurred or suffered by any such person or entity arising from, by reason of or in connection with any misrepresentation or breach of any representation, warranty or covenant of the Company pursuant to this Agreement (for the period such representation, warranty or covenant survives) or any certificate other document delivered by the Company under this Agreement.

            8.2   Procedures Relating to Third Party Claims.

            A party seeking indemnification pursuant to this Section 8 (an "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim or assessment, or the commencement of any action, suit or proceeding, by a third party in respect of which indemnity may be sought hereunder (a "Third Party Claim") and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual and material prejudice thereby). The Indemnifying Party shall have the right, exercisable by written notice (the "Notice") to the Indemnified Party within fourteen (14) days of receipt of notice from the Indemnified Party of commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim, using counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, that the Indemnifying Party shall not have the right to assume a Third Party Claim if the Indemnified Party shall have been advised in writing by counsel that a conflict will arise in the event both the Indemnified Party and the Indemnifying Party are represented by the same counsel with respect to the Third Party Claim, in which case such Indemnified Party shall have the right to control the defense of such Third Party Claim and all Losses in connection therewith shall be reimbursed by the Indemnifying Party from time to time upon demand of the Indemnified Party. In addition, if the Indemnifying Party fails to give the Indemnified Party the Notice complying with the provisions stated above within the stated time period, the Indemnified Party shall have the right to assume control of the defense of the Third Party Claim and all Losses in connection therewith shall be reimbursed by the Indemnifying Party from time to time upon the demand of the Indemnified Party. In no event may any Indemnifying Party settle or compromise any Third Party Claim without the prior written consent of an Indemnified Party.

            8.3   Survival.

            The representations and warranties of the Company and the Purchaser contained in this Agreement shall survive each Closing and remain in full force and effect until the second anniversary of the Closing Date, except that the representations and warranties in Section 3.14 (Taxes) shall survive until the applicable statute of limitations has run. In the event notice of any claim for indemnification under Section 8.1 hereof shall have been given pursuant to
Section 10 within the applicable survival period and such notice describes with specificity the circumstances with respect to which such indemnification claim relates, out of which such indemnification claim arises, or from which such indemnification claim results, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved.

9     Expenses.

            Each of Company, on the one hand, and Purchaser on the other hand, shall bear its own expenses in connection with the preparation for and consummation of the transactions contemplated by this Agreement; provided, however, that at Closing the Company shall pay the reasonable fees and expenses of one counsel for the Purchaser.

10    Notices.

            All notices, advices and communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopier or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, or by electronic mail, with a copy thereof to be sent by mail (as aforesaid) within 24 hours of such electronic mail, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addresser listing all parties:

            (a) if to the Company, to:

            PowerHouse Technologies Group, Inc.
            2694 Bishop Drive, Suite 270
            San Ramon, CA 94583
            Attn:  Greg Duffell, Chief Operating Officer
            Telecopier:  (925) 328-1199

            with a copy to:
            Cadwalader, Wickersham & Taft
            100 Maiden Lane
            New York, NY  10038-4892
            Attn: Gerald A. Eppner
            Telecopier:  (212) 504-6666

            -and-

            (b) if to the Purchaser:

            At the address set forth on Schedule I hereto

            with a copy to:
            Wollmuth Maher & Deutsch LLP
            500 Fifth Avenue
            New York, New York  10110
            Attn: Rory M. Deutsch
            Telecopier:  (212) 382-0050

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received
(i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted. As used in this Section 10, "business day" shall mean any day other than a day on which banking institutions in the State of New York are legally closed for business.

11    Successors and Assigns.

            Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the parties hereto and the respective successors and permitted assigns of the parties hereto. Neither this Agreement, nor the rights and obligations hereunder, is assignable by any party hereto (except to a successor-in-interest by operation of law) without the prior written consent of the other, except that the Purchaser may assign its rights and obligations hereunder to any Affiliate without consent. Any such purported assignment made without such prior written consent shall be null and void. No person other than the parties hereto, the Purchaser Indemnified Parties (in respect of Section 8 only) and their respective successors and permitted assigns shall have any rights or claims under this Agreement.

12    Amendments.

            The terms and provisions of this Agreement may only be amended or waived either (a) with the written consent of the Company and Purchaser representing at least two-thirds of the Series A Senior Preferred Stock then outstanding (or two-thirds of the Common Stock into which the Series A Senior Preferred stock has been converted) or (b) in a writing by the party or parties against whom such amendment or waiver is sought to be enforced.

13    Entire Agreement.

            This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

14    Termination.

            This Agreement may be terminated by either party if the other is in material breach of this Agreement and such breach is not cured within ten days following the delivery of written notice thereof. This Agreement may be terminated by the Purchaser or by the Company if the Closing has not occurred by May 31, 2004; provided, that the party seeking to exercise such termination right is not, at such time, in material breach of this Agreement. Any termination right under this Section 14 may be exercised only by the delivery of written notice of such termination by the terminating party to the other party. No termination pursuant to this Section 14 will relieve any part of liability for its prior breach.

15    Counterparts.

            This Agreement may be executed in any number of separate counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

16    Headings.

            The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

17    Governing Law; Submission to Jurisdiction; Selection of Forum.

            This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflict of law provisions thereof. Each party hereto agrees that it shall bring up any action or proceeding in respect of any claim arising out of or related to this agreement or the transactions contained in and contemplated by this Agreement, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the Southern District of New York or, if such court is not available, the Supreme Court of the State of New York for the county of New York (the "Chosen Courts") and solely in connection with claims arising under this Agreement or the transactions contained in or contemplated by this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts and agrees not to commence any action in respect of any such claim in any other court or forum, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto, (iv) waives any right to a trial by jury and (v) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 10 of this Agreement.

             [SIGNATURE PAGE TO PWHT SECURITIES PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.


                                    POWERHOUSE TECHNOLOGIES GROUP, INC.


                                    By:
                                       ---------------------------------
                                       Name:  Jay Elliot
                                       Title: Chief Executive Officer


                                    PURCHASER


                                    By:
                                       ---------------------------------
                                       Name:
                                       Title:

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